UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 7, 2021

LMP Automotive Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39150	82-3829328
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

500 East Broward Blvd., Suite 1900, Ft. Lauderdale, Florida	33394
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (954) 895-0352

N/A

Former name or former address, if changed since last report

Securities registered or to be registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	LMPX	NASDAQ Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 7, 2021, LMP Automotive Holdings, Inc. (“LMP” or the “Company”) announced the hiring of Robert Bellaflores, age 56, as Chief Financial Officer, effective immediately.

Mr. Bellaflores has served as Senior Corporate Controller of LMP since April 16, 2021. Mr. Bellaflores has over 30 years of accounting experience in both public and private industry beginning his career at Deloitte & Touche in New York prior to moving to Florida in 1991. Prior to joining the Company, he was with the Projects Division of Steven Douglas & Associates from 2006 to 2021 as a senior level executive working with clients in Publications Media, Communications, Real Estate, Retail and Manufacturing industries. Prior to 2006, Mr. Bellaflores was the Controller for several public and private companies such as Perfumania and NuCo2. Mr. Bellaflores is a Certified Public Accountant and has a BBA in Accounting from CUNY Baruch College in New York.

Mr. Bellaflores will receive an annual base salary of $360,000 per year. In addition, Mr. Bellaflores will receive options to purchase 40,000 shares of the Company’s common stock at an exercise price of $14.02 per share. The options will vest pro rata on an annual basis over a two-year period.

A copy of the press release announcing the hiring of Mr. Bellaflores is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Press Release, dated July 7, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LMP AUTOMOTIVE HOLDINGS, INC.

July 7, 2021	By:	/s/ Sam Tawfik
	Name:	Sam Tawfik
	Title:	President and Chief Executive Officer

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